SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM 8-K/A

                                   CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) 	October 9, 2001

                                 SUPREME INDUSTRIES, INC.
                  (Exact name of registrant as specified in its charter)


      Delaware                      I-8183                75-1670945
(state or other                 (Commission File        (IRS Employer
jurisdiction of incorporation)   Number)              Identification No.)


P.O. Box 237, 16441 CR 38 Goshen, Indiana		   46528
(Address of principal executive offices)		(Zip Code)


Registrant's telephone number, including area code:  (219) 642-3070


Item 4.		Changes in Registrant's Certifying Accountant

On October 1, 2001, Supreme Industries, Inc. (the "Company") was informed that its independent accountants, PricewaterhouseCoopers LLP ("PwC") had sold its South Bend, Indiana practice to Crowe, Chizek and Company LLP ("CC"). Effective October 9, 2001, the Company terminated its appointment of PwC as the Company's principal accountants.

On October 9, 2001, the Audit Committee of the Company's Board of Directors and the Board of Directors of the Company approved Crowe, Chizek and Company LLP as its principal accountants. On the same date, PwC was notified of its dismissal.

The reports of PwC on the Company's consolidated financial statements for the years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through October 9, 2001, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the Company's consolidated financial statements for such years.

Attached, as Exhibit 16 to this Form 8-K is a letter from PwC indicating their response to the statements made by the Company in this Form 8-K.


Item 7.     Financial Statements and Exhibits

(C)         Exhibits - The following Exhibit is filed herewith:

            EXHIBIT NUMBER                DOCUMENT

            16 Letter, dated October 12, 2001, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding change in certifying accountant of the
                                          Registrant.




Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							SUPREME INDUSTRIES, INC.



							/s/ Robert W. Wilson

DATE:		October 12, 2001		BY:	Robert W. Wilson
							Executive Vice President, Treasurer
							   and Chief Financial Officer







PRICEWATERHOUSECOOPERS





							PricewaterhouseCoopers LLP
							400 Renaissance Center
							Detroit   MI  48243-1507
							Telephone  (313) 394 6000
							Facsimile    (313) 394 6555





October 12, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by Supreme Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 9, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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